Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

September 2, 2026

Texas Ventures Acquisition III Corp
1012 Springfield Avenue
Mountainside, NJ 07092

and

Plus Automation, Inc.
3315 Scott Boulevard, Suite 300
Santa Clara, CA 95054

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Merger Agreement”) by and among Texas Ventures Acquisition III Corp, a Cayman Island exempted company limited by shares, with registration number 412436 (“Texas Ventures III”), TVAC Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of Texas Ventures III (“Merger Sub I”), TVAC Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Texas Ventures III (“Merger Sub II” and together with Merger Sub I, “Merger Subs”) and Plus Automation, Inc., a Delaware corporation (“Plus.ai”). This sponsor support agreement (“Sponsor Agreement”) is being entered into and delivered by Texas Ventures III, Yorkville Acquisition Sponsor II, LLC, a Florida limited liability company (“Sponsor”), Plus.ai, and each of the undersigned individuals, each of whom is a member of Texas Ventures III’s board of directors and/or management team (each of the undersigned individuals, an “Insider”, and collectively, the “Insiders”) in connection with the transactions contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Texas Ventures III, the Insiders severally (and not jointly or jointly and severally), Sponsor and Plus.ai agree that:

1.            Conversion of Vesting Sponsor Shares. SPAC Class B Ordinary Shares held by Sponsor shall be converted immediately prior to the Domestication, on a one-for-one basis, into SPAC Class A Ordinary Shares.

2.            Waiver of Anti-dilution Protection. Sponsor and the Insiders hereby, automatically and without any further action by Sponsor or Texas Ventures III, irrevocably (a) waive any adjustment to the conversion ratio set forth in the Existing SPAC Governing Document and any rights to other anti-dilution protections pursuant to the Existing SPAC Governing Document or otherwise, and, as a result, the shares of SPAC Class B Ordinary Shares shall convert into SPAC Common Stock (or such equivalent security) in connection with the Domestication and consummation of the Mergers on a one-for-one basis, and (b) agree not to assert or perfect any rights to adjustment or other anti-dilution protections, in each case, in connection with the transactions contemplated by the Merger Agreement.

3.            SPAC Transaction Expenses. In the event that SPAC Transaction Expenses (including any such amounts that become payable as a result of the Closing) that are not Specified SPAC Transaction Expenses exceed the SPAC Transaction Expenses Amount (such excess amounts, the “Excess Amounts”), then Sponsor will either (at its sole discretion) at or prior to the Closing (i) pay, or cause an Affiliate of Sponsor to pay, such Excess Amounts to SPAC or an account designated by SPAC in cash, by wire transfer of immediately available funds to an account designated by SPAC or (ii) forfeit such number of SPAC Class B Ordinary Shares (the “Founder Shares”) or shares of SPAC Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares equal to (A) (1) the Excess Amount minus (2) any cash amounts paid pursuant to the foregoing clause (i) divided by (B) $10.00 (the “Forfeited Shares”); provided that the number of Forfeited Shares shall not be in excess of the number of Founder Shares owned by the Sponsor as of the date thereof. In the event that the amount of any contingent SPAC Transaction Expenses as of immediately prior to the Closing are unknown, the Sponsor and the Company will negotiate in good faith in order to reach agreement on the amount thereof and, in the event that the Sponsor and the Company are unable to reach agreement prior to the Closing, such disagreement shall not delay the Closing and the SPAC Transaction Expenses shall be recalculated each time such contingent amounts crystallize and if such recalculation results in SPAC Transaction Expenses exceeding the SPAC Transaction Expenses Amount or an increase in the amount of such excess, this Section 3 shall apply to such excess. Founder Shares or SPAC Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares that are forfeited pursuant to this Section 3 shall be automatically transferred by the Sponsor to SPAC, without any consideration for such transfer, and cancelled.

4.              Representations and Warranties. Sponsor and each Insider hereby represent and warrant to Texas Ventures III and Plus.ai as follows:

(a) Sponsor is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of and has good, valid and marketable title to and owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) to 7,500,000 SPAC Class B Ordinary Shares and 4,700,000 SPAC Class A Ordinary Shares underlying the 4,700,000 Cayman SPAC Warrants owned by Sponsor (the “Sponsor Securities”). In addition, Sponsor Affiliate is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of and has good, valid and marketable title to and owns free and clear of all Liens to 1,050,000 SPAC Class A Ordinary Shares (the “Sponsor Affiliate Securities”). Sponsor has the full right, power and authority to sell, transfer and deliver the Sponsor Securities. Sponsor has, and will have at all times during the term of this Sponsor Agreement, the sole voting power with respect to the Sponsor Securities. The Sponsor Securities and the Sponsor Affiliate Securities are the only equity securities in Texas Ventures III owned of record or beneficially by Sponsor or an Affiliate of the Sponsor on the date of this Sponsor Agreement, and none of the Sponsor Securities or Sponsor Affiliate Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Securities or the Sponsor Affiliate Securities, except as provided hereunder. Other than the Cayman SPAC Warrants, and except as contemplated by the immediately preceding sentence, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity interests of Texas Ventures III or any equity securities convertible into, or which can be exchanged for, equity securities of Texas Ventures III.

(b) Sponsor has been duly formed and is validly existing as a limited liability company and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Sponsor and Insider have all requisite power and authority to execute and deliver this Sponsor Agreement and to consummate the transactions contemplated hereby and to perform all of its, his or her obligations hereunder. The execution and delivery of this Sponsor Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Sponsor. This Sponsor Agreement has been duly and validly executed and delivered by Sponsor and Insider and, assuming this Sponsor Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor and Insider enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(c) There are no Actions pending against Sponsor or Insider, or to the knowledge of Sponsor or Insider threatened against Sponsor or Insider, by or before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, that questions the beneficial or record ownership of the Sponsor Securities (in the case of Sponsor only) or the validity of this Sponsor Agreement or that would reasonably be expected to challenge or seek to prevent, enjoin, impair, alter or materially delay the performance by Sponsor or Insider of its obligations under this Sponsor Agreement or the transactions contemplated by the Merger Agreement.

(d) The execution and delivery of this Sponsor Agreement by Sponsor or Insider does not, and the performance by Sponsor or Insider of its, his or her obligations hereunder will not, (i) in the case of Sponsor, conflict with or result in a violation of any Law applicable to Sponsor or the governing documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Insider or, in the case of Sponsor, the Sponsor Securities), in each case, to the extent such consent, approval or other action would reasonably be expected to prevent, impair or materially delay the performance by Sponsor or Insider of its, his or her obligations under this Sponsor Agreement.

(e) Except as disclosed on Schedule 6.08 (Brokers’ Fees) of the SPAC Disclosure Letter to the Merger Agreement, neither the Sponsor nor any Insider nor any Affiliate of the Sponsor or any Insider, nor any director or officer of Texas Ventures III, shall receive from Texas Ventures III any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of a Business Combination (regardless of the type of transaction that it is), other than the following: Permitted Working Capital Loans and the Extension Note as such term is defined in the SPAC Disclosure Letter to the Merger Agreement. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Merger Agreement, the Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than Texas Ventures III or any of its Subsidiaries), on the one hand, and Texas Ventures III or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Agreement or (y) the Company’s, Texas Ventures III’s or Merger Subs’ ability to perform or satisfy any obligation under the Merger Agreement.

(f) Sponsor and each Insider understand and acknowledge that each of Texas Ventures III and Plus.ai are entering into the Merger Agreement in reliance upon Sponsor’s and the Insider’s execution and delivery of this Sponsor Agreement.

5.            Voting Agreements. Unless the Merger Agreement is terminated in accordance with its terms, Sponsor hereby unconditionally and irrevocably agrees:

(a) at the Special Meeting (including any adjournment or postponement thereof or any other shareholder meeting of Texas Ventures III at which any of the SPAC Stockholder Matters are to be voted on), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities and Sponsor Affiliate Securities entitled to vote thereon (i) in favor of the SPAC Stockholder Matters and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any Special Meeting;

(b) at the Special Meeting (including any adjournment or postponement thereof or any other shareholder meeting of Texas Ventures III at which any of the SPAC Stockholder Matters are to be voted on), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities and Sponsor Affiliate Securities entitled to vote thereon against (i) any Business Combination Proposal or any “Business Combination” (as defined in the Existing SPAC Governing Document) other than with Plus.ai, its shareholders and their respective affiliates and representatives; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Texas Ventures III; (iii) any change in the business, management or Board of Directors of Texas Ventures III; and (iv) any other action, proposal or agreement that would be reasonably expected to (1) impede, frustrate, nullify, interfere with, delay, postpone or adversely affect the SPAC Stockholder Matters or any of the other transactions contemplated by the Merger Agreement, in each case, other than the proposal to adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the other SPAC Stockholder Matters, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of Texas Ventures III or Sponsor under the Merger Agreement, (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Sponsor Agreement, (4) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled or (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Texas Ventures III; and

(c) The Sponsor agrees that if the SPAC Extension is sought in accordance with the terms of the Merger Agreement, then in connection with such proposal, the Sponsor shall vote all of its SPAC Class B Ordinary Shares and any other shares acquired by the Sponsor in favor of any proposal approving such SPAC Extension.

The obligations of Sponsor specified in this Section 5 shall apply whether or not any of the SPAC Stockholder Matters or any action described above is recommended by Texas Ventures III’s Board of Directors.

6.            Remedies. The Sponsor and each Insider hereby agree and acknowledge that: (i) the Company would be irreparably injured in the event of a breach by the Sponsor or by any of the Insiders of its, his or her respective obligations (as applicable) under Sections 1 through 5, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.            Further Assurances. Sponsor hereby irrevocably and unconditionally agrees not to commence, participate in, facilitate, assist or encourage, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against Texas Ventures III, Plus.ai or any of their respective Affiliates, successors and assigns relating to (a) the negotiation, execution or delivery of this Sponsor Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

8.            No Inconsistent Agreement. Sponsor and each of the Insiders hereby represent and covenant that Sponsor or the Insider, as applicable, has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s or the Insider’s, as applicable, obligations hereunder.

9.            Miscellaneous. Sections 12.01 through 12.07, inclusive, and Sections 12.09 through 12.13, inclusive, of the Merger Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis. This Sponsor Agreement shall terminate, and have no further force and effect, upon the termination of the Merger Agreement in accordance with its terms prior to the Closing; provided that no such termination shall relieve the Sponsor, any Insider or Texas Ventures III from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

10.            Sponsor and each of the Insiders shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Texas Ventures III or Plus.ai, to effect the actions and consummate the Business Combination and the other transactions contemplated by this Sponsor Agreement and the Merger Agreement (including the transactions contemplated hereby and thereby), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

11.            Sponsor hereby authorizes Texas Ventures III and Plus.ai to publish and disclose in any disclosure required by the U.S. Securities and Exchange Commission Sponsor’s identity and beneficial ownership of the Sponsor Securities and the nature of Sponsor’s obligations under this Agreement.

*      *      *      *      *

Please indicate your agreement to the terms of this Sponsor Agreement by signing where indicated below.

YORKVILLE ACQUISITION SPONSOR II, LLC

By:	Yorkville Advisors Global, LP

Its:	Manager

By:	By: Yorkville Advisors Global II, LLC

Its:	General Partner

By:	/s/ Troy Rillo
Name:	Troy Rillo
Title:	Partner

Signature Page to Sponsor Support Agreement

Insiders:

/s/ Troy Rillo
Troy Rillo
Address: [***]

E-mail: [***]

/s/ Mark Angelo
Mark Angelo
Address: [***]

E-mail: [***]

/s/ Scott Glabe
Scott Glabe
Address: [***]

E-mail: [***]

/s/ Alan Garten
Alan Garten
Address: [***]

E-mail: [***]

/s/ Lawrence Glick
Lawrence Glick
Address: [***]

E-mail: [***]

Signature Page to Sponsor Support Agreement

Accepted and Agreed:

TEXAS VENTURES ACQUISITION III CORP

By:	/s/ Troy Rillo
Name:	Troy Rillo
Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement

PLUS AUTOMATION, INC.

By:	/s/ David Liu
Name:	David Liu
Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement